                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000 (except Note 12, as to which the date
is March   , 2000) in the Registration Statement (Form S-1) and related
Prospectus of New Focus, Inc. for the registration of shares of its common stock.

Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                               Ernst & Young LLP

San Jose, California
March __, 2000

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The foregoing consent is in the form that will be signed upon the completion of the Company's reincorporation in the state of Delaware.

                                                           /s/ Ernst & Young LLP

San Jose, California
February 29, 2000